UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2019

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2019, Cancer Genetics, Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company, as borrowers or as guarantors, as applicable, entered into the Forbearance and Fifth Amendment to Amended and Restated Loan and Security Agreement (the “Forbearance and Amendment”), amending the Amended and Restated Loan and Security Agreement, dated as of March 22, 2017, as amended from time to time, among the Company, certain of its wholly-owned subsidiaries and Silicon Valley Bank (“Bank”) (as subsequently amended from time to time, the “Amended Loan Agreement”).

The Forbearance and Amendment, among other things, (i) amended the interest rate under the Amended Loan Agreement to be 2.25% per annum above the Wall Street Journal prime rate (6.75% at September 30, 2018); (ii) requires the Company to comply with certain milestones in connection with a potential strategic transaction satisfactory to Bank with an anticipated closing date of on or before April 15, 2019 (the “ Milestones”), (iii) provides for Bank’s forbearance of its rights and remedies resulting from existing and stated potential events of default under the Amended Loan Agreement until the earlier of (a) the occurrence of an additional event of default or (b) February 15, 2019; provided such date shall be automatically extended to (1) February 28, 2019 and then to (2) April 15, 2019 so long as the Company is in compliance with the Milestones required as of such dates and (iv) extends the Revolving Line Maturity Date (as defined in the Amended Loan Agreement) to April 15, 2019. No assurance can be given that the Company will be able to satisfy the Lenders’ conditions.

On January 16, 2019, the Company and certain wholly-owned subsidiaries of the Company, as borrowers or as guarantors, as applicable, also entered into the Forbearance Agreement and Modification No. 4 to Loan and Security Agreement (the “Forbearance and Modification”), amending the Loan and Security Agreement, dated as of March 22, 2017, as amended from time to time, among the Company, certain of its wholly-owned subsidiaries and Partners for Growth IV, L.P. (“PFG”) (as subsequently amended from time to time, the “Amended PFG Loan Agreement”).

The Forbearance and Modification, among other things, (i) requires the Company to comply with certain milestones in connection with a potential strategic transaction satisfactory to PFG with an anticipated closing date of on or before April 15, 2019 (the “PFG Milestones”), (ii) provides for PFG’s forbearance of its rights and remedies resulting from existing and stated potential events of default under the Amended PFG Loan Agreement until the earlier of (a) the occurrence of an additional event of default or (b) February 15, 2019; provided such date shall be automatically extended to (1) February 28, 2019 and then to (2) April 15, 2019 so long as the Company is in compliance with the PFG Milestones required as of such dates. The Amended Loan Agreement is an interest-only term loan in the principal amount of $6.0 million, bears interest at the rate of 11.5% per annum and matures on March 22, 2020. No assurance can be given that the Company will be able to satisfy the Lenders’ conditions.

The foregoing description of the Forbearance and Amendment, the Forbearance and Modification, the Amended Loan Agreement and the Amended PFG Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Forbearance and Amendment and the Forbearance and Modification, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Forbearance and Fifth Amendment to Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated January 16, 2019.
10.2	Forbearance Agreement and Modification No. 4 to Loan and Security Agreement with Partners for Growth IV, L.P., dated January 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: January 16, 2019